                                                                     Exhibit (3)

                                                      As Amended August 10, 1995


                      SHARED MEDICAL SYSTEMS CORPORATION


                                    BY-LAWS

                         ----------------------------

                                   ARTICLE I

                                    OFFICES

          Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          Section 1. All meetings of the stockholders for the election of Directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware and specified in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual meetings of stockholders shall be held on the third Monday of April at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in

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the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten days before the date of the meeting.

          Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more person as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the

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meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

          The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (c) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

               In determining the validity and counting of proxies and ballots, the inspectors shall be limited as provided by law.

          Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer or the Chairman and shall be called by the chief executive officer, the Chairman, or the Secretary at the request in writing of a majority of the board of

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directors.  Such request shall state the purpose or purposes of the proposed meeting.

          Section 7. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each stockholder entitled to vote at such meeting.

          Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be presented or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 10. When a quorum is present at any meeting the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such

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meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

          Section 11. At all meetings of stockholders, each stockholder shall be entitled, in person or by proxy, to the number of votes provided in the certificate of incorporation for each share of the capital stock having voting power held by such stockholder, but no shares shall be voted pursuant to a proxy more than ninety (90) days from the date of the proxy.

          Section 12. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

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                                  ARTICLE III

                                   DIRECTORS

          Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than twelve, as may be determined from time to time by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

          Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

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          Section 3.  The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                      MEETINGS OF THE BOARD OF DIRECTORS
                      -----------------------------------

          Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5. Immediately after each annual election of directors, the board of directors shall meet for the purpose of organization, election of officers and the transaction of other business, at the place where such election of directors was held or, if notice of such meeting is given, at the place specified in such notice. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 7. Special meetings of the board may be called by the chief executive officer or the Chairman on two days' notice to each director; special meetings shall be called by the chief executive officer, the

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Chairman or the Secretary in like manner and on like notice on the written request of two directors.

          Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS
                            -----------------------

          Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the

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management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS
                           -------------------------

          Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may also be reimbursed by the corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the board or of any such committee.

                            NOMINATION OF DIRECTORS
                            -----------------------

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          Section 13.  Nominations for the election of directors may be made by
(i) the board of directors; (ii) a committee appointed by the board of directors; or (iii) any stockholder of record entitled to vote in the election of directors generally at the record date for the meeting of stockholders at which directors are to be elected and on the date of such meeting. Notwithstanding the preceding sentence or anything to the contrary contained in these by-laws, a stockholder may nominate one or more persons for election as a director at such meeting only if written notice of such stockholder's intention to make such nomination has been furnished in writing to the Secretary of the corporation at the principal executive offices of the corporation not less than 45 days prior to the date of the meeting at which directors will be elected. Each such notice shall set forth the stockholder's name and address, and the number and type of securities of the corporation owned by such stockholder; and shall be accompanied by a statement over the signature of proposed nominee stating that he or she consents to being a nominee for director of the corporation and, if elected, intends to serve as a director, and which contains information about such nominee of the type required to be provided to stockholders under Regulation 14A under the Securities Exchange Act of 1934, as in effect at the time the proposed nominee submits such a statement to the Secretary of the corporation. The officer presiding at the meeting of stockholders may declare invalid any nomination made by a stockholder which is not in compliance with the foregoing procedure and, in such case, any votes cast in the election of directors for such person shall not be counted by the inspectors of election.

                                  ARTICLE IV

                                       10
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                                    NOTICES

          Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time the same shall be deposited in the United States Mail. Notice to directors may also be given by telegram, telex, telecopy or by providing the same, delivery charge prepaid, to a recognized courier service guaranteeing delivery the next business day.

          Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   OFFICERS

          Section 1. The officers of the corporation shall be a Secretary, a Treasurer, and at least one of the following: a Chairman, a Vice Chairman, or a President. The officers may also include one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as may be deemed necessary. Any number of offices may be held by the same person.

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          Section 2.  The Chairman (if any), Vice Chairman (if any), President
(if any), Secretary and Treasurer shall be chosen by the board of directors, which shall consider that subject at its first meeting after each annual meeting of stockholders. Either the Chairman, the Vice Chairman or the President shall be designated by the board of directors as the chief executive officer of the corporation.

          Section 3. The officers of the corporation other than the Chairman, Vice Chairman, President, Secretary and Treasurer may be elected by the board of directors or appointed by the chief executive officer.

          Section 4. The salaries of the Chairman (if any), the Vice Chairman (if any) and the President (if any) of the corporation shall be fixed by the board of directors.

          Section 5. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation elected or appointed by the board of directors may be filled by the board of directors. Any officer appointed by the chief executive officer may be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation appointed by the chief executive officer may be filled by the chief executive officer.

                          THE CHIEF EXECUTIVE OFFICER
                          ---------------------------

          Section 6. The chief executive officer shall have overall responsibility for the management of the business and operations of the

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corporation and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts of the corporation, except where required or permitted by law or by these by-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                 THE CHAIRMAN
                                 ------------

          Section 7. The Chairman shall preside at all meetings of the stockholders and the board of directors, and shall perform such other duties as may be specified by these by-laws or, from time to time, by the board of directors or the chief executive officer.

                               THE VICE CHAIRMAN
                               -----------------

          Section 8. The Vice Chairman shall perform such duties and have such powers as may be specified by these by-laws or, from time to time, by the board of directors or the chief executive officer.

                                 THE PRESIDENT
                                 -------------

          Section 9. The President shall perform such duties and have such powers as may be specified by these by-laws or, from time to time, by the board of directors or the chief executive officer.

                                       13
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                              THE VICE PRESIDENTS
                              -------------------

          Section 10. The Vice Presidents shall perform such duties and have such powers as may be specified in these by-laws or, from time to time, by the board of directors or the chief executive officer.

                    THE SECRETARY AND ASSISTANT SECRETARIES
                    ---------------------------------------

          Section 11. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 12. The Assistant Secretary or Secretaries, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

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                    THE TREASURER AND ASSISTANT TREASURERS
                    --------------------------------------

          Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

          Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer or to the board of directors, when either so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          Section 15. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          Section 16. The Assistant Treasurer or Treasurers shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

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                                  ARTICLE VI

                             CERTIFICATES OF STOCK

          Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

          Section 2. Where a certificate is countersigned (1) by transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                               LOST CERTIFICATES
                               -----------------

          Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                              TRANSFERS TO STOCK
                              ------------------

          Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING RECORD DATE
                              ------------------

          Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;

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provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS
                            -----------------------

          Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                              GENERAL PROVISIONS

                                   DIVIDENDS
                                   ---------

          Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, shares of the capital stock, subject to the provisions of the certificate of incorporation.

          Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner which it was created.

                               ANNUAL STATEMENT
                               ----------------

          Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                    CHECKS
                                    ------

          Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR
                                  -----------

          Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                     SEAL
                                     ----

          Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII

                                  AMENDMENTS

          Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

                                  ARTICLE IX

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 1.  Indemnification.  Any person who was or is a party or is
                      ---------------
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving while a director or officer of the corporation at the request of the corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

          Section 2.  Advances.  Any person claiming indemnification within the
                      --------
scope of Section 1 of this Article IX shall be entitled to advances from the corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

          Section 3.  Procedure.  On the request of any person requesting
                      ---------
indemnification under Section 1 of this Article IX, the Board of Directors or a Committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or Committee so directs or if the Board or Committee is not empowered by statute to make such determination.

          Section 4.  Other Rights.  The indemnification and advancement of
                      ------------
expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of share holders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall insure to the benefit of the heirs, executors and administrators of such person.

          Section 5.  Insurance.  The corporation shall have power to purchase
                      ---------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have

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the power to indemnify him against such liability under the provisions of these by-laws.

          Section 6.  Modification.  The duties of the corporation to indemnify
                      ------------
and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the corporation and each such director or officer, and no amendment or repeal of any provision of this Article shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

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